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                                                                    EXHIBIT 10.9

                                      LEASE

                              Made and Entered Into

                                     Between

                            BRICKMAN LEASING, L.L.C.

                                   AS LANDLORD

                                       and

                               BRICKMAN GROUP LTD.

                                    AS TENANT

                               Property Located in
                               St. Louis, Missouri

                           Dated as of January 1, 1997

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                                      LEASE

     THIS LEASE is made and entered into this 1st day of January, 1997, by and between

          BRICKMAN LEASING, LLC., an Illinois Limited Liability Company

                                       and

                  BRICKMAN GROUP LTD., an Illinois Corporation

hereinafter referred to as "Landlord" and "Tenant", respectively.

     WITNESSETH:

     1.  PREMISES

     1.1 Landlord hereby leases to Tenant, and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, that certain land situated in St. Louis, County of St. Louis, State of Missouri, more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Land");

     Together with the existing building or buildings (the "Building") and improvements and all other improvements now or hereafter constructed upon the Land (the Land and said buildings and improvements being collectively referred to as the "Premises");

     Together with all other rights, easements and appurtenances pertaining to the Premises (the "Easements").

     2.  TERM

     2.1 The term of this Lease shall be for an initial period of three (3) years, which term shall commence on January 1, 1997, and shall terminate at 12:01 AM, CST on December 31, 2000 (the "Original Term"). For the purposes hereof, the term "lease year" shall mean a calendar year ending on December 31.

     2.2 Upon the expiration of the Original Term, the Lease shall be automatically extended for successive terms ("Successive Term") of one (1) year, unless Tenant or Landlord upon sixty (60) days written notice to the other prior to the end of each Successive Term cancels this Lease. The Successive Term will be on the same terms and under the same conditions herein set forth, except for rental provided in 4.2.

     3.  COMPLIANCE WITH LAWS

     3.1 Tenant shall not use the Premises or permit anything to be done in or about the Premises which will conflict with or violate any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or

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promulgated. Tenant shall at its sole cost, comply with all laws, building codes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be enacted during the term of this Lease relating to or affecting the condition, use or occupancy of the Lease Property. Tenant specifically agrees that it will obtain and maintain all necessary federal, state and local permits, approvals and licenses necessary to operate the Premises for Tenant's intended use and that Landlord has made no representations or warranties regarding the suitability of the Leased Premises for the intended uses of Tenant.

     4.  RENT

     4.1 Tenant shall pay to Landlord as rent for the Premises during the first year of the Lease term the sum of THIRTY EIGHT THOUSAND AND FOUR AND NO/100 DOLLARS ($38,004.00) per year, as allocated between Tenant's different divisions and shown on Exhibit "B" attached hereto and made a part hereof, payable in advance in equal monthly installments of $3,167.00 each on the first
(1st) day of each month during the first year of the Lease term with appropriate proration for any fraction of a month during which this Lease is in effect.

     4.2 Tenant shall pay to Landlord as rent for the Premises during the second year of the Lease term the sum of THIRTY NINE THOUSAND ONE HUNDRED FORTY FOUR AND 12/100 DOLLARS ($39,144.12) per year, as allocated between Tenant's different divisions and shown on Exhibit "B" attached hereto and made a part hereof, payable in advance in equal monthly installments of $3,262.01 each on the first (1st) day of each month during the second year of the Lease term with appropriate proration for any fraction of a month during which this Lease is in effect.

     4.3 Tenant shall pay to Landlord as rent for the Premises during the third year of the Lease term the sum of FORTY THOUSAND THREE HUNDRED EIGHTEEN AND 44/100 DOLLARS ($40,318.44) per year, as allocated between Tenant's different divisions and shown on Exhibit "B" attached hereto and made a part hereof, payable in advance in equal monthly installments of $3,359.87 each on the first (1st) day of each month during the third year of the Lease term with appropriate proration for any fraction of a month during which this Lease is in effect.

     4.4 Commencing with the first year of the Successive Term and each Successive Term thereafter unless this Lease is cancelled pursuant to Article 2.2, the Rent shall be increased by three percent (3%) over the previous years annual rent, payable in advance in equal monthly installments on the first (1st) day of each month during each Successive Term.

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     5.  MAINTENANCE AND REPAIRS

     5.1 Subject to Article 9 hereof, during the term of this Lease, Tenant shall, at its sole cost and expense, keep and maintain the Premises in the same general condition and state of repair as of the date hereof except for acts of God, fire or other casualties, and shall promptly make all structural and non-structural, and ordinary and extraordinary repairs and replacements of every kind which may be required to be made upon or in connection with the Premises or a part thereof in order so to keep and maintain the Premises.

     6.  ALTERATIONS, IMPROVEMENTS AND ADDITIONS TO PREMISES; CONDITION OF
PREMISES

     6.1 Alterations to Premises. Tenant shall have the right at its expense and upon prior written consent of Landlord, to make such alterations, improvements, additions and repairs to the Premises as Tenant may desire and deem appropriate provided that the same do not weaken the structure or reduce the value of any buildings and that any additions or alterations are completed in accordance with all applicable laws, ordinances, rules, regulations and building codes. Prior to the commencement of construction of any alterations, Tenant shall demonstrate to Landlord's reasonable approval, Tenants financial ability to pay for the proposed alterations.

     6.2 Ownership of Improvements. All improvements, immovable fixtures, and additions to the Premises shall become and remain the property of Landlord, subject to Tenant's leasehold interest hereunder. However, Landlord shall not remove any such improvements fixtures or additions at any time during the term of this Lease.

     6.3 Condition of Premises. Tenant unconditionally accepts the condition of the Premises "as is", and expressly acknowledges that Landlord has made no representations or warranties as to the condition of the Premises or its compliance with any applicable zoning, building, environmental, fire and safety laws, ordinances rules and regulations.

     7.  SIGNS

     Tenant shall have the right to erect temporary and permanent signs advertising Tenant's business, which sign or signs may be erected on the interior or exterior of the Premises subject to applicable law.

     8.  UTILITIES

     Tenant shall pay before delinquency all charges for water, gas, heat, air cooling, electricity, power, sewer, telephone and

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all other utility services (herein "Utilities") used by Tenant on the Premises during the Lease term. Landlord hereby represents that all such utilities are separately metered to the Premises.

     9.  DAMAGE TO OR DESTRUCTION OF LEASED PREMISES.

     9.1 Landlord's Option to Rebuild or Terminate. In the event that all or a substantial portion of the Premises is materially damaged or destroyed during the term of this Lease, Landlord may, at its option (i) require Tenant to promptly rebuild and restore the Premises at its expenses in accordance with customary standards in St. Louis County, Missouri, and subject to the written approval of Landlord and Landlord's architect, and Landlord shall assign and pay over to a title company administering construction payments, and all insurance proceeds or other amounts payable to Landlord or by any party on account of such damage or destruction (not including any insurance proceeds or other amounts received to compensate Landlord for the loss of its rental income), or (ii) within thirty (30) days after such damages or destruction, terminate this Lease effective as of the date of such damage or destruction and all rights and obligations of Landlord and Tenant hereunder not accrued as of the date of such damage or destruction, shall cease and terminate as of the date thereof, Tenant shall assign and pay over to Landlord any and all insurance proceeds or other any amounts received on account of such damage or destruction (not including any insurance proceeds or other amounts received to compensate Tenant for the interruption of its business or revenues lost to Tenant).

     9.2 Abatement of Rent. If Landlord elects to cause Tenant to rebuild and restore the Premises pursuant to Article 9.1 above, following its damage or destruction, there shall be no abatement of Tenant's base rent obligations.

     10. INSURANCE

     10.1 Policies. Tenant shall, at its sole expense, procure and maintain in full force and effect during the term of this Lease, the following insurance, or its equivalent with respect to the Lease Property:

     (a) A Multi-Peril Package policy of insurance for the protection of Landlord, Landlord's partners, Landlord's lender, if any ("Lender") and Tenant, said policy to include the following:

           (i) Property insurance on the Premises equal to at least one hundred percent (100%) of the full replacement cost thereof, against the perils of fire, and those of the extended coverage and standard "all risks" endorsements;

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          (ii)    Public liability insurance against the risks of bodily injury, property damage and personal injury, liability, with a limit of $5,000,000.00 for each occurrence and $5,000,000.00 in the aggregate, said coverage to be on a standard Comprehensive General Liability Form; and

         (iii) Rental value insurance against the loss of rental income for a period of twelve (12) months for not less than 100% of the annual gross rental income and other payments to Landlord provided for hereunder, with coverage against the same perils as included in the property insurance coverage requirements of subsection (i) above.

     (b) Worker's Compensation Insurance and all other insurance, if any, of whatsoever description and in such amounts as may be required by any ordinance, law or governmental regulation to be carried or maintained by Landlord or Tenant in connection with the ownership, operation, maintenance or repair of the Premises.

     10.2 Proceeds. Subject to the rights of Landlord set forth in Article 10.1 above, in the event of any damage or loss to the Premises, the proceeds of all property insurance shall be payable to the parties protected thereby as their respective interests may appear; provided, however, that Landlord and Tenant hereby agree, as between themselves that such of the proceeds as may be payable to or received by either of them shall be applied to the replacement or repair of the loss or damage covered thereby, if so requested by Landlord.

     10.3 Form of Policies. All required insurance policies shall be with insurance companies having a rating in Best's Insurance Guide equal or superior to a Class XIII. Tenant shall furnish Landlord with a duplicate copy of each such policy of insurance or a certificate of the insurer evidencing the same, and each such policy shall provide (1) that it shall not be subject to cancellation, non-renewal or material change by the insurer except on thirty
(30) days prior written notice to each insured party and (2) waiver of subrogation rights against Tenant and Landlord, to the extent obtainable. Notwithstanding any other provisions of this Lease to the contrary, each party hereto waives any right of recovery against the other for any loss, damage or injury against which the waiving party is protected by insurance, but such waiver shall not apply to any excess of such loss, damage or injury over the amount covered by the insurance.

     11. TAXES

     During the term of this Lease, Tenant shall pay and discharge all real and personal property taxes, taxes in lieu of real and

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personal property taxes, taxes on gross revenues received by Tenant, duties, assessments, special assessments, excises and other charges which may be levied, charged or assessed against the Premises or any part thereof or any use or occupancy of the Premises; provided, however, that nothing contained herein shall require Tenant to pay any federal, state or local income taxes assessed against or payable by Landlord. Tenant shall provide Landlord with evidence of timely payment of property tax bills not less than fifteen (15) days prior to the date each payment is due and payable. Landlord may require Tenant to make monthly payments to Landlord of 1/12th of the estimated annual tax payments due hereunder.

     12. EMINENT DOMAIN

     12.1 Consequences of Condemnation. In the event that the Premises or any part thereof is taken, damaged or diminished in value by reason of any public improvement, rezoning or condemnation proceeding, or in any other manner by exercise of the right of eminent domain, this Lease shall terminate in its entirely, or as to the part of the Premises taken in the event of a partial taking, as of the date physical possession is taken by the condemning authority or the damage occurs. If only a part of the Premises is so taken or damaged, the rental due under Article 2.1 above shall be equitably reduced. If any partial taking of the Premises results in the taking of property equal in value to twenty percent (20%) or more of total value of the Premises at the time of taking or renders it impossible or impractical to continue to operate the business of the Tenant on the Premises, then either party may terminate this Lease upon thirty (30) days written notice to the other. In the event of any sale of the Premises or any portion thereof, under threat of condemnation of other eminent domain proceedings, the Premises or such portion shall for all purposes, be deemed to have been "taken" as that term is used herein. Tenants options to purchase shall not be affected hereby.

     12.2 Condemnation Award. Subject to the rights, if any, of the Lender and the rights of Tenant provided in Article 12.3 below, Landlord shall be entitled to receive the entire amount of any condemnation award without deduction therefrom for any interest of Tenant, and Tenant hereby assigns to Landlord its entire interest in any and all such awards, together with any and all of its rights in respect hereof.

     12.3 Rights of Tenant. Notwithstanding the provisions of Article 12.2 above, Tenant shall be entitled to the entire award for any temporary requisition of the use or occupancy of the Premises or any part thereof by an governmental authority during the term of this Lease. Tenant shall also have the right to claim and recover from the condemning authority, but not from Landlord and not in reduction of any award to Landlord, compensation for the value of the unexpired term of Tenant's leasehold estate.

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     13. RIGHTS OF ACCESS

     Provided that Tenant's business is not interfered with, Landlord and its authorized agents and representatives shall be entitled to enter the Premises at reasonable times, upon forty-eight (48) hours prior notice, for the purpose of inspecting same and to show the Premises to prospective purchasers and lenders.

     14. QUIET ENJOYMENT; SUSPENSION OF OPERATION

     Landlord warrants that it now has and shall continue to have sufficient title to the Premises to make this Lease for the term set forth herein, subject only to the Permitted Exceptions (as defined herein) and that the execution and delivery of this Lease does not, and the consummation of the transaction contemplated hereby will not, result in the acceleration of any obligation under any mortgage, deed of trust, lien, lease, license, agreement, instrument, order, arbitration award, judgment or decree, or violate or conflict with any other restriction of any kind or character which would hinder, delay or affect Tenant's right to possession or to quiet enjoyment of the Premises. Landlord covenants and agrees that Tenant shall have uninterrupted quiet and peaceful possession of the Premises and shall enjoy all of the rights herein granted without interference, subject to the terms of this Lease and the Permitted Exceptions. As used in this Lease, the term "Permitted Exceptions" shall mean any easements, encumbrances, rights or other title matters which do not individually, or in the aggregate, materially adversely affect Tenant's use or operation of the Premises as contemplated by this Lease.

     15. TENANT'S INDEMNIFICATION AGAINST BREACHES OF LEASE

     Tenant hereby agrees to defend, indemnify and hold harmless Landlord (and its partners) from and against any and all loss, costs, claim, damage, liability or expense (including, without limitation, reasonable attorneys fees, costs of investigation and costs of suit) incurred by Landlord and its beneficiaries (or such other parties) as a result of, with respect to or arising out of any of the following (i) any and all debts, obligations and liabilities of Tenant of any kind not specifically assumed by Landlord; (ii) any misrepresentation, breach of warranty, default or nonfulfillment of any covenant or agreement made under this Lease or in connection herewith by Tenant; and (iii) any and all actions, suits, claims, appeals, costs and expenses (including reasonable attorneys' fees) incident to any of the foregoing.

     16. DEFAULT.

     16.1 Events of Default. The occurrence of any of the following events shall constitute an event of default on the part of Tenant:

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     (a)   Failure to pay any monetary obligation of Tenant due Landlord under this Lease within five (5) days of its due dates;

     (b) Failure to pay any monetary obligation of Tenant due a party other than Landlord under this Lease within five (5) days following notice from Landlord that the same is due;

     (c) Failure (i) to perform any nonmonetary obligation of Tenant under this Lease and (ii) to commence to remedy such default within fifteen
           (15) days after written demand is made therefore and to remedy such default within thirty (30) days after such written demand, or, if the remedy thereof requires more than thirty (30) days, within a reasonable time after demand provided that steps to remedy such default are pursued with all due diligence and that in all events the remedy of such default is completed within 60 days after the initial written demand;

     (d) The making of a general assignment by Tenant for the benefit of creditors;

     (e) The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors if such involuntary petition remains undischarged for a period of thirty (30) days;

     (f) The attachment or other judicial seizure of all or substantially all of Tenant's assets or of Tenant's leasehold estate hereunder, such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof.

     (g) The attachment or other judicial seizure of all or substantially all of Tenant's assets or of Tenant's leasehold estate hereunder, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof.

     16.2 Re-entry. In the event of any default hereunder, Tenant shall be deemed to constitute a tenant at will and, upon the failure of Tenant to surrender possession of the Premises to Landlord on demand, Landlord shall, without prejudice to any other remedies that Landlord may have by reason of Tenant's default or of such termination, be entitled to institute and maintain an action for unlawful detainer or other similar proceeding for restitution of the Premises in a court of appropriate jurisdiction in Missouri.

     16.3 Termination Damages. In the event of any such termination, Landlord, thereupon or at any time thereafter, at its

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election and with or without notice, may terminate this Lease or Tenant's rights to possession of the Premises without terminating this Lease, or, without prejudice to its rights to terminate this Lease or Tenant's rights to possession of the Premises, take any other action available to Landlord, all without such termination of this Lease or Tenant's rights to possession of the Premises in any manner affecting Landlord's rights for recovery of past due or future rents or other obligations of Tenant hereunder. Upon the termination of this Lease or Tenant's right to possession hereunder, Landlord may re-enter the Premises with or without process of law using such force as may be necessary and remove all persons, fixtures, equipment, stock, merchandise and other chattels therefrom and Landlord shall not be liable for damages or otherwise by reason of such re-entry or termination of this Lease or of Tenant's possession of the Premises. Upon termination of either the Lease or Tenant's right to possession, Landlord shall be entitled to recover either (i) from time to time, as liquidated damages, an amount equal to the Rent for the said balance of the term less the amount of any rental obtained from any other tenant for the said balance of the term of (ii) as liquidated damages, the difference between the Rent for the balance of the term and the fair market rental value of the Premises for the balance of the term. Upon and after entry into possession, without termination of this Lease, Landlord shall use its best efforts to re-let the Premises or any part thereof for the account of Tenant for such rent, for such time and upon such terms as Landlord in Landlord's sole discretion shall determine. Tenant shall pay upon demand, all of the Landlord's costs, charges and expenses, including fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction to interpret or construe this Lease or to determine or establish the rights or obligations of Landlord or Tenant hereunder or in which Tenant causes the Landlord, without the Landlord's fault, to become involved and concerned.

     16.4 Abandonment Remedies. In the event Tenant is in default under this Lease and abandons the Lease Property, Landlord shall also have all of the remedies in such circumstances of a landlord provided by Illinois law in addition to rights hereunder.

     17. ASSIGNMENT AND SUBLETTING

     Tenant may not assign or transfer this Lease or sublet all or any part of the premises without the consent of Landlord, which may be withheld in Landlord's sole and absolute discretion.

     18. END OF TERM

     At the expiration of this Lease, Tenant shall surrender the Premises in the same condition as it was upon delivery of possession thereof at the commencement of the Lease term, subject to

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normal wear and tear, damage by the elements, alterations permitted or required under Article 6, damage that pursuant to Articles 12 and 13 does not have to be repaired and repairs that are the Landlord's responsibility to make. Tenant shall deliver all keys to the Premises to Landlord. In addition, Tenant shall have the right to remove from the Premises all of its signs, sign supports and pylons, trade fixtures (including those constructed by Tenant), equipment and other personal property.

     19. HOLDING OVER

     If Tenant remains in possession of the Premises after the expiration of the Lease term or written extension or renewal of the Lease term, such continued possession shall create a tenancy from month to month upon the same terms and conditions contained herein so far as applicable, at a monthly rental equal to the rent for the last lease year prior to the end of the term, prorated and payable in arrears at the end of each month for the period of such occupancy. Nothing in this Section 19 shall prohibit Landlord from pursuing and exercising any and all rights or remedies it may have in connection with such holding over.

     20. ATTORNEYS' FEES

     In the event either party hereto brings or commences any legal proceeding to enforce any of the terms of this Lease, the substantially prevailing party as determined by the court in such proceeding shall then be entitled to receive from the other party, a reasonable sum of attorneys' fees and costs incurred in connection therewith.

     21. NOTICES

     21.1 Any notice or demand required or desired to be given in connection with this Lease shall be in writing and sent or delivered to the recipient at its notice address. Notice sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed given and received three (3) days after deposit thereof in the United States Mail, or on the delivery date endorsed by the Postal Service on the return receipt, whichever date is earlier, except that notice changing name or address to which future notice should be sent will be made when delivered. Refusal to accept delivery at the notice address shall not prevent notice from being made. The provisions of this Article
21.1 as to when notice is given shall not affect the requirements contained in this Lease that certain notices be received.

     21.2 If the Landlord be more than one person, notice by Tenant or payment by Tenant to any one of them is notice or payment to all. If the Landlord be more than one person, Tenant may act on notice from any Landlord, and in the case of conflicting notices may recognize any one of them as valid and disregard the others,

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but Tenant may treat any notice in any case as of no effect unless signed by all
Landlords. If Landlord be a partnership or corporation, Tenant may act on any notice given by any officer or agent of such corporation or of any general partner or agent of such partnership, but may treat any notice in such case as of no effect unless signed by the President or Vice-President of the corporation or a general partner in the partnership.

     21.3  The notice addresses of the parties are as follows:

                 Landlord:      Brickman Leasing, L.L.C.
                                3490 Long Grove Road
                                Long Grove, IL  60047
                                Attn: Steven Brickman

                 Tenant:        Brickman Group Ltd.
                                3490 Long Grove Road
                                Long Grove, IL  60047
                                Attn: Charley Silcox

                 With copies
                 to:            DI MONTE SCHOSTOK & LIZAK
                                1300 West Higgins Road
                                Suite 200
                                Park Ridge, Illinois 60068
                                Attn: Linscott R. Hanson

     Either party may change its notice address or the person or agent to whom notice should be directed by giving notice of such change in the manner provided by this Article 21.

     22. REMEDIES CUMULATIVE

     Each right and remedy which either party may have under this Lease or by operation of law shall be distinct and separate from every other such right and remedy; all such rights and remedies shall be cumulative, and unless specifically stated herein to the contrary none of them shall be deemed inconsistent with or exclusive of any other, whether or not exercised; and any two or more or all of such rights and remedies may be exercised at the same time or successively.

     23. WAIVER

     23.1 The waiver by either party of any default in the performance by the other of any covenant contained herein shall not be construed to be a waiver of any preceding or subsequent default of the same or any other covenant contained herein.

     23.2 If any action by either party shall require the consent or approval of the other party, the grant of such consent or approval on any one occasion shall not be deemed a consent to or

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approval of that action on any subsequent occasion or of any other action on the same or any subsequent occasion.

     24. INTERPRETATION; GOVERNING LAW

     24.1 Any reference made in this Lease to an Article or Article shall be construed as a reference to the entire Article (including all of its Articles and other subdivisions), or to the entire Article (including all or its other subdivisions), as the case may be, and shall also be construed as a reference to any appendix provision which complements, supplements or modifies the provision referred to.

     24.2 Wherever the context so requires, the singular number shall include the plural, the plural shall refer to the singular, the neuter gender shall include the masculine and feminine genders, and the words "Landlord", "Tenant", and "person" shall include corporations, partnerships, associations and individuals. If the named Landlord or any successor to the named Landlord is a group or combination (such as a group of tenants-in-common), rather than a single person or a single corporation, the covenants and liabilities of Landlord shall be joint and severable obligations of all the persons and legal entities comprising such group or combination and may be enforced in a proceeding brought against one or more of the members of the group or combination with the same effect as if each member had been made a party thereto and duly served with process. If any provisions of this Lease shall be held to be invalid by a court, the remaining provisions of this Lease (and the application of such provision to other persons or circumstances) shall remain in effect shall in no way be impaired thereby.

     24.3 This Lease is intended to be performed in the State of Illinois and the laws of that state shall govern its interpretation and effect.

     25. ENTIRE INSTRUMENT

     The parties acknowledge and agree that at all times they have intended that none of the preliminary negotiations would be binding on either party, and that they would be bound to each other only by a single formal comprehensive document containing this Article and all of the agreements of the parties, in final form, which has been executed by Tenant and by Landlord. The parties acknowledge that none of the prior oral and written agreements between them (and none of the representations on which either of them has relied) relating to the subject matter of this Lease shall have any force or effect whatever, except as and to the extent that such agreements and representations have been incorporated in this Lease. This Lease shall not be modified, altered or changed in any respect, except by writing executed by Landlord and Tenant.

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     26. SUCCESSORS AND ASSIGNS

     This Lease shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of each party.

     27. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

     27.1 This Lease is and shall be prior to any deed of trust recorded after the date of this Lease affecting all or any part of the Premises. If, however, a lender requires that this Lease be subordinated to any deed of trust, this Lease shall be subordinate thereto if Landlord shall obtain from the lender a written non-disturbance agreement, in form reasonably satisfactory to Tenant and such Lender.

     27.2 The term "deed of trust" as used herein includes mortgages, deeds of trust, other monetary liens or encumbrances, all modifications, extensions, renewals and replacements thereof, given as collateral security for any obligation affecting the Premises.

     28. CERTIFICATE

     Either party shall, without charge, at any time and from time to time hereafter, within ten (10) days after written request of the other, certify by written instrument duly executed and acknowledged to any (i) beneficiary under a deed of trust encumbering the Premises, (ii) purchaser of the Premises, (iii) assignee of Tenant's leasehold, (iv) subleasee of Tenant, or (v) any proposed beneficiary, purchaser, assignee or sublessee:

     (a) As to whether this Lease has been supplemented or amended, and if so, identifying the documents that do so;

     (b) As the validity and force and effect of this Lease, in accordance with the tenor as then constituted;

     (c) As to the existence of any default under this Lease, and if so, specifying the same;

     (d) As to the performance of any specific obligation under this Lease;

     (e) As to the dates to which the annual rent and any other charges due under this Lease have been paid;

     (f) As to the existence of any offset, counter-claims or defenses on the part of either party;

     (g) As to the commencement and expiration dates of the term of this Lease and the number and length of any Successive Term; and

     (h) As to any other specific matter as may reasonably be requested.

     29. MEMORANDUM OF LEASE

     This Lease shall not be recorded, except that if either party requests the other party to do so, the parties shall execute a memorandum of lease in recordable form and shall cause the same to be recorded.

     30. EXCULPATION.

     It is specifically understood and agreed by Landlord and Tenant that there shall be absolutely no personal liability on the part of Landlord or any of its partners, trustees, successors, assigns or sureties of Landlord or any mortgage (collectively referred to as "Successor") with respect to any of the terms, conditions and covenants of this Lease, and that Tenant shall look solely to the interest of Landlord Successor in the Premises for the satisfaction of each and every remedy of Tenant in the event of a breach by Landlord or Successor of any of the terms, conditions or covenants of this Lease to be observed or performed by Landlord or Successor, if any.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

"LANDLORD"                              "TENANT"

BRICKMAN LEASING, L.L.C.                BRICKMAN GROUP LTD.


By:  /s/ Theodore W. Brickman, Jr.      By:   /s/ Charles B. Silcox
   -------------------------------         ----------------------------
Its: Member                             Its: VICE PRESIDENT
                                             --------------------------

                                   EXHIBIT "A"

                          Legal Description of Premises

2101 Ruckert: Part of Lot 4 of Lackland Park, according to the plat thereof recorded in Plat Book 17 Page 8 of the St. Louis County records, fronting 100 feet on the West line of Ruckert Avenue, by a depth Westwardly between parallel lines of 240 feet; bounded North by the North line of said Lot 4.

2111 Ruckert: The South 100 feet of the East 200 feet of Lot 3 of Lackland Park, according to the plat thereof recorded in Plat Book 17 Page 8 of the St. Louis County records.

2121 Ruckert: Lot 3 of Lackland Park, as per plat thereof recorded in Plat Book 17 Page 8 of the St. Louis County records, excepting therefrom the South 100 feet of the East 200 feet, also excepting the West 410 feet thereof.

                                   EXHIBIT "B"

                           Allocation of Tenant's Rent

                                           Monthly         Annual
                                         -----------     -----------

First Year of Lease Term

St. Louis
     North St. Louis Branch              $  2,500.00     $ 30,000.00
     Central Regional Office                  667.00        8,004.00
                                         -----------     -----------
                                         $  3,167.00     $ 38,004.00

Second Year of Lease Term

St. Louis
     North St. Louis Branch              $  2,575.00     $ 30,900.00
     Central Regional Office                  687.01        8,244.12
                                         -----------     -----------
                                         $  3,262.01     $ 39,144.12

Third Year of Lease Term

St. Louis
     North St. Louis Branch              $ 2,652.25     $ 31,827.00
     Central Regional Office                 707.62        8,491.94
                                         ----------     -----------
                                         $ 3,359.87     $ 40,318.44

                                                                   St. Louis. MO

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is made and entered into this 14th day of January, 1998, by and between Brickman Leasing, L.L.C., an Illinois limited liability company ("Landlord"), and The Brickman Group, LTD., an Illinois corporation ("Tenant").

                                    RECITALS

     A. Landlord and Tenant entered into that certain lease agreement (the "Lease") dated as of January 1, 1997, whereby Landlord leased to Tenant certain land (the "Land") and improvements (the "Improvements" and together with the Land, the "Premises") situated in St. Louis, Missouri.

     B. Whereas, Landlord and Tenant desire to amend the Lease on the terms and conditions set forth below.

     NOW, THEREFORE, for One and No/100 Dollars ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. Section 3.1 of the Lease shall be deleted and replaced with the following:

          "Tenant shall not use the Premises or permit anything to be done in or about the Premises which will conflict with or violate any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost, comply with all laws, building codes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be enacted during the term of this Lease relating to or affecting the condition, use or occupancy of the Premises except that Landlord shall be responsible, at Landlord's sole cost and expense, to remedy all building code violations existing on the date of this First Amendment with respect to the foundations, the plumbing system, the electrical system, the utility lines and connections to the Improvements, the sprinkler mains, if any, the roof, and load bearing walls and floor slabs (collectively, the "Structural Elements") to the extent Landlord or Tenant receives written notice from any applicable governmental authority in accordance with Section 6.3 hereunder. Except as specifically set forth herein, Landlord has made no representations or warranties regarding the suitability of the Premises for the intended uses of Tenant and Tenant specifically agrees that it will obtain and maintain all necessary federal, state and local permits, approvals and licenses necessary to operate the Premises."

     2.   The following shall be added as Section 4.5 of the Lease:

                                                                   St. Louis. MO

          "In the event this Lease terminates on a day other than the last day of a month, rent shall be prorated on a per diem basis."

     3.   The following shall be added to Section 6.2 of the Lease:

          "Notwithstanding the foregoing, any trade fixtures, business equipment, inventory, trademarked items, signs, and other removable personal property owned by Tenant ("Tenant's Property"), shall remain the property of the Tenant. Landlord agrees that Tenant shall have the right, at any time or from time to time, to remove any and all of Tenant's Property. Tenant, at its expense, shall immediately repair any damage occasioned by the removal of Tenant's Premises and upon expiration or earlier termination of this Lease, shall leave the Premises in the same condition as it was upon execution of the this First Amendment, free of debris, normal wear and tear and loss due to casualty or condemnation excepted (subject to Tenant's obligation to assign and pay over insurance proceeds as described herein). With respect to harvestable items located on the Premises (the "Harvestable Property"), Tenant shall be free, during the term and any renewal thereof, to harvest such Harvestable Property at an unrestricted rate and without compensation to Landlord (the "Harvest Right"), provided that, upon termination of the Lease, Tenant's Harvest Right shall cease. In addition, during the term and any renewal hereof, neither Landlord nor Tenant shall cause or allow the Harvestable Property to be encumbered by any lien, restriction, security interest or other encumbrance. Notwithstanding the foregoing, Tenant may grant Tenant's lender a lien on the Harvestable Property provided that such lien shall be released upon termination or expiration of the Lease."

     4. Section 6.3 of the Lease shall be deleted and replaced in its entirety with the following:

          "Except as specifically set forth herein, Tenant accepts the condition of the Premises "as is", and Tenant acknowledges that Landlord has made no representations or warranties as to the condition of the Premises or its compliance with applicable zoning, building, environmental, fire and safety laws, ordinances, rules and regulations (collectively, the "Property Laws"), except that Landlord represents and warrants to Tenant that as of the effective date of this First Amendment the Structural Elements of the Improvements are in compliance with all Property Laws promulgated by applicable governing authorities. In the event that the foregoing statement is untrue, Landlord shall perform the work necessary to cause such Structural Elements to comply with such Property Laws at Landlord's expense (the "Code Compliance") to the extent Landlord or Tenant receives written notice from any such governmental authority.. Landlord shall promptly commence and diligently and continuously perform such work until completion and use Landlord's reasonable efforts to minimize interference with Tenant's business operations. Landlord shall also be responsible for paying any and all fines or penalties assessed in connection with the Code Compliance. Tenant shall be responsible for paying any and all fines or penalties for noncompliance with Property Laws during the term and any renewal of this Lease in all cases other than with respect to the Code Compliance."

                                                                   St. Louis. MO

     5.   The following phrase shall be added to the end of the last sentence of
Section 9.1. "or Tenant's Property and the Harvestable Property."

     6.   The following sentence shall be added to the end of Section 9.1:

          "Notwithstanding the foregoing, in the event that all or a substantial portion of the Premises is materially damaged or destroyed during the term or any renewal period, Tenant may terminate the Lease and assign and pay over to Landlord the insurance proceeds as described above provided that (i) the Premises can not be restored and/or repaired within one hundred eighty (180) days of such casualty (in the reasonable opinion of the parties) to a condition substantially similar to that which existed prior to the date of casualty and such termination is made by written notice to Landlord within ten (10) days of such determination, or (ii) the date of casualty occurs during the final six (6) months of the term of this Lease or any renewal thereof and such termination is made by written notice to Landlord within ten (10) days of such casualty. Tenant's obligation to assign and pay over insurance proceeds to Landlord shall survive such termination of this Lease."

     7. The following phrase shall be added after the word "taxes" appearing in the seventh (7th) line from the bottom of Section 11 of the Lease: "or excess profits, inheritance, succession, transfer, franchise tax or capital gains tax."

     8. The last sentence of Section 12.3 shall be deleted and replaced in its entirety with the following:

     "Tenant shall also have the right to claim and recover from the condemning authority compensation for the value of the unexpired term of Tenant's leasehold estate, for the interruption of Tenant's business and for loss of Tenant's Property and the Harvestable Property; provided however, that no such award shall reduce Landlord's award with respect to such taking."

     9.   The following sentence shall be added to the end of Section 16.3:

          "Notwithstanding the foregoing, Landlord shall, under no circumstances, have the right to accelerate rent in the event Landlord terminates this Lease or otherwise denies Tenant possession of the Premises."

     10. Section 17 shall be deleted and replaced in its entirety by the following paragraph:

          "Tenant may not assign or transfer the Lease or sublet any part of the Premises without the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. It shall not be unreasonable for Landlord to withhold consent if the proposed assignee or sublessee (i) has a net worth materially less than Tenant at the time of this First Amendment, or (ii) has a poor or undesirable reputation in its particular industry. It shall not be unreasonable for

                                                                   St. Louis. MO

Landlord to delay its consent to such assignment or sublet until such time as Landlord receives satisfactory evidence that the proposed assignee or sublessee meet the aforementioned criteria. Notwithstanding the foregoing, Tenant may assign its interest in the Lease or sublet any part of the Premises to an Affiliate (hereafter defined) without the prior written consent of Landlord. An "Affiliate" shall mean any entity wholly owned by Tenant or any entity which owns a controlling interest in Tenant. In the event of any assignment or sublease, Tenant shall remain primarily liable under this Lease."

     11. As of the effective date of this First Amendment, Landlord represents and warrants that to the best knowledge of Landlord, any handling, transportation, storage, treatment or usage of hazardous or toxic substances by Landlord that has occurred on the Premises has been in compliance in all material respects with all applicable federal, state and local laws, regulations and ordinances ("Environmental Laws"). Landlord further represents and warrants that to the best of its knowledge, no leak, spill, discharge, emission or disposal of hazardous or toxic substances has occurred due to the activities of the Landlord on the Premises as of the date of this First Amendment in material violation of the Environmental Laws. Landlord agrees to indemnify, defend and hold Tenant and its officers, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss, including attorneys' fees, consultants fees, and expert fees, which arise during or after the term or any renewal term as a result of the activities of Landlord during such time period except to the extent such toxic or hazardous substances are present or exacerbated or aggravated by acts or omissions of Tenant, its officers, employees or agents. Without limiting the generality of the foregoing, this indemnification does specifically cover costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision under Environmental Laws, except to the extent the toxic or hazardous substances are present or exacerbated or aggravated by acts or omissions of Tenant, its officers, agents or employees.

     12. Tenant agrees to indemnify, defend and hold Landlord and its officers, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss, including attorneys' fees, consultants' fees and expert fees, which arise during or after the term or any renewal thereof as a result of the release or discharge of hazardous or toxic substances on, about, under or from the Property. Without limiting the generality of the foregoing, this indemnification specifically covers costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision except to the extent the condition caused the toxic or hazardous substances is exacerbated or aggravated by acts or omissions of Landlord, its officers, agents or employees.

     13. In the event that either party hereto shall be delayed or hindered in or prevented from the performance required hereunder (except for the payment of any sums due hereunder by Tenant) by reason of strikes, lockouts, labor troubles, failure of power, riots, insurrection, war, acts of God,

                                                                   St. Louis. MO

or other reasons beyond the reasonable control of such party (hereinafter, "Permitted Delay" or "Permitted Delays"), such party shall be excused for the period of time equivalent to the delay caused by such Permitted Delay. Notwithstanding the foregoing, any extension of time for a Permitted Delay shall be conditioned upon the party seeking an extension of time delivering written notice of such Permitted Delay to the other party within ten (10) days of the event causing the Permitted Delay, and the maximum period of time which either party may delay any act or performance of work due to a Permitted Delay shall be sixty (60) days.

     14. Landlord hereby agrees that upon the written request of Tenant's lender, Landlord will subordinate any contractual, statutory or other Landlord's lien on Tenant's Property or the Harvestable Property to the lien of such lender by an instrument reasonably satisfactory to both Tenant's lender and Landlord.

     15. Landlord represents and warrants that the Premises can be used by Tenant for office, agricultural and landscaping purposes; provided, however, that in the event that the Premises cannot be used for such purposes, Tenant's sole remedy shall be the termination of this Lease by serving Landlord with thirty (30) days prior written notice. Landlord agrees to reasonably cooperate and provide assistance to Tenant in connection with Tenant's obtaining certificates of occupancy, building permits, sign permits and any variances; provided, however, that Landlord shall not be required to incur any cost or expense in connection therewith.

     16. All terms defined herein are hereby incorporated into the Lease and capitalized terms used herein and not otherwise defined shall have the meanings prescribed to them in the Lease.

     17. Except as specifically amended herein, the parties hereby acknowledge that the terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

"LANDLORD"                              "TENANT"

BRICKMAN LEASING, L.L.C.                THE BRICKMAN GROUP LTD.


By: /s/ Theodore W. Brickman, Jr.      By:   /s/ Theodore W. Brickman, Jr.
   ------------------------------          -------------------------------
    MANAGER, its                        Its:  Chairman
   ------------------------------           ------------------------------
    Manager                             Name: Theodore W. Brickman, Jr.
                                             -----------------------------

By:
   ------------------------------

Its:
    -----------------------------
Name:
     ----------------------------

                            SECOND AMENDMENT TO LEASE

          THIS SECOND AMENDMENT TO LEASE (this "Second Amendment") is made and entered into this 1st day of August, 2000, by and between Brickman Leasing, LLC, an Illinois limited liability company ("Landlord"), and The Brickman Group, Ltd., a Delaware corporation ("Tenant").

                                    RECITALS:

     Landlord and Tenant entered into that certain lease agreement (the "Original Lease") dated as of January 1, 1997, whereby Landlord leased to Tenant certain land (the "Land") and improvements (the "Improvements and together with the Land, the "Premises") situated in St. Louis, Missouri.

     Landlord and Tenant amended the Original Lease pursuant to the First Lease Amendment dated as of January 14, 1998. The Original Lease, as amended by the First Lease Amendment dated as of January 14, 1998, shall be referred to as the "Lease".

     Whereas, Landlord and Tenant desire to amend the Lease on the terms and conditions set forth below.

     NOW, THEREFORE, for One and No/100 Dollars ($1.00) receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

     1. Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the Lease.

     2. The term of the Lease is extended for an additional term of 36 months, commencing January 1, 2001 ("Renewal Commencement Date") and expiring on December 31, 2003 (the "Expiration Date") (the "Renewal Term").

     3. The Tenant shall pay the Landlord as rent for the Premises during the first year of the Renewal Term the sum of FORTY TWO THOUSAND SEVEN HUNDRED AND SEVENTY-FOUR AND NO/100 DOLLARS ($42,774.00) per annum, payable in accordance with the terms of the Lease, in equal monthly installments of $3,565.00, commencing on the Renewal Commencement Date.

     4. The Tenant shall pay the Landlord as rent for the Premises during the second year of the Renewal Term the sum of FORTY FOUR THOUSAND AND FIFTY-SEVEN AND NO/100 DOLLARS ($44,057.00) per annum, payable in accordance with the terms of the Lease, in equal monthly installments of $3,671.00, commencing on the second anniversary of the Renewal Commencement Date.

     5. The Tenant shall pay the Landlord as rent for the Premises during the third year of the Renewal Term the sum of FORTY FIVE THOUSAND THREE HUNDRED AND

SEVENTY-NINE AND NO/100 DOLLARS ($45,379.00) per annum, payable in accordance with the terms of the Lease, in equal monthly installments of $3,782.00, commencing on the third anniversary of the Renewal Commencement Date.

     6. The provisions of this Second Amendment are hereby incorporated into the Lease and unless otherwise expressly modified by this Second Amendment, all other provisions of the Lease shall remain in full force and effect.

     7. Upon expiration of the Renewal Term, the Lease shall be automatically extended for successive terms ("Successive Term") of one (1) year, unless Tenant or Landlord upon sixty (60) days prior written notice to the other prior to the end of each Successive Term cancels this Lease. The Successive Term will be on the same terms and conditions set forth in the Lease, except that the rental shall be increased by three percent (3%) over the previous year's annual rent.

     8. Sections 2.2 and 4.4 of the Lease are hereby deleted in their entirety and replaced with paragraph 7 of this Second Amendment.

AGREED AND ACCEPTED:                    AGREED AND ACCEPTED:

LANDLORD:                               TENANT:

BRICKMAN LEASING, LLC                   THE BRICKMAN GROUP, LTD.


By:   /s/ Theodore W. Brickman, Jr.     By:   /s/ Mark A. Hjelle
      -----------------------------           ---------------------------
      Name:                                   Name:
      Title: Member                           Title: Vice President

Date: 9/21/00                           Date: 9/21/00
      -----------------------------           ---------------------------